Exhibit 21


                              LIST OF SUBSIDIARIES


Name                                        Jurisdiction of Incorporation
----                                        -----------------------------

KinderCare Real Estate Corp.                Delaware
KC Development Corp.                        Delaware
KC Hedging Corp.                            Delaware
Mini-Skools Limited                         Alberta, Canada
Mini-Skools, Inc.                           Delaware
KinderCare Learning Centres Limited         United Kingdom
KinderCare Properties Limited               United Kingdom